                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



                                December 3, 2001

                        (Date of earliest event reported)



                                   ONEOK, Inc.

             (Exact name of registrant as specified in its charter)



         Oklahoma                      1-2572                   73-1520922
(State or other jurisdiction        (Commission                (IRS Employer
       of incorporation)            File Number)             Identification No.)


                        100 West Fifth Street; Tulsa, OK
                    (Address of principal executive offices)


                                      74103
                                   (Zip code)

                                 (918) 588-7000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)








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Item 5.           Other Events
-------           ------------

                           ONEOK, Inc. today announced it will take a
                  non-recurring charge of 18 cents per share of common stock in the fourth-quarter as the result of an order from the Oklahoma Corporation Commission (OCC) that unfairly denied Oklahoma Natural Gas Company (ONG), a division of ONEOK, the right to collect outstanding gas costs incurred while serving customers last winter. ONG has appealed the order to the Oklahoma Supreme Court.

                           ONG's recovery of last winter's gas costs through its
                  billing process has been delayed by the OCC. The order halts that recovery process effective December 1, 2001, leaving ONG with an estimated $34.6 million in gas costs yet to be recovered. The company has requested and expects to receive a stay of the order that will permit the company to collect the money subject to refund. However, if the appeal is not successful, the company would have to refund the money to its customers with interest. The exact amount to be charged to earnings will be based on collections through the end of November.

Item 7.           Financial Statements and Exhibits
-------           ---------------------------------

99.a              Press Release Issued by ONEOK, Inc. dated November 30, 2001









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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on this 3rd day of December 2001.

                                                       ONEOK, Inc.

                                         By:  /s/ JIM KNEALE
                                              ----------------------------------
                                              Jim Kneale
                                              Senior Vice President, Treasurer
                                              and Chief Financial Officer
                                              (Principal Financial Officer)


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